                                UNDERWRITING AGREEMENT

   THIS AGREEMENT is entered into on this 30th day of April, 1995 among THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("LNL"), a life insurance company organized under the laws of the State of Indiana on behalf of itself and LINCOLN NATIONAL FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT J, a separate account established by LNL pursuant to the Indiana Insurance Code ("Separate Account J"), and AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the State of California.

                                     WITNESSETH:

   WHEREAS, LNL proposes to issue to the public certain individual flexible premium variable life insurance policies through Separate Account J (the "Policies"); and

   WHEREAS, LNL has established Separate Account J for the purpose of issuing the Policies and has registered Separate Account J with the Securities and Exchange Commission (the "Commission") as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"); and

   WHEREAS, the Policies to be issued are registered by LNL with the Commission for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

   WHEREAS, AFD is a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"), and proposes to form a selling group for the distribution of the Policies; and

   WHEREAS, LNL will be principal underwriter of the Policies; and

   WHEREAS, LNL desires to obtain the services of AFD as a co-underwriter of the Policies;

   NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, LNL, Separate Account J and AFD hereby agree as follows:

DUTIES OF AFD

1. Upon agreement with LNL, AFD will form a selling group consisting of broker-dealers other than those listed in the attached Schedule of Excluded Broker-Dealers (the "Broker Schedule"), to distribute the Policies which are issued by LNL through Separate

Account J and are registered with the Commission under the Securities Act of 1933 (the "1933 Act") for offer and sale to the public.

2. AFD will enter into and maintain a selling group agreement with each broker-dealer joining such selling group (each, a "Member"). Promptly after execution, AFD will provide an executed copy of each selling group agreement to LNL. Any such selling group agreement will expressly be made subject to this Agreement and will provide:

   (i) that each Member will distribute the Policies only in those jurisdictions in which the Policies are registered or qualified for sale and only through duly licensed registered representatives of the Members who are properly insurance licensed with LNL to sell the Policies in the applicable jurisdiction(s);

   (ii) that all applications and initial and subsequent payments under the Policies collected by the Member will be remitted promptly by the Member to LNL at such address as it may from time to time designate;

   (iii) that each Member will comply with all applicable federal and state laws, rules and regulations.

   3. AFD will use reasonable efforts to provide information and marketing assistance to the Members, including preparing and providing Members with advertising materials and sales literature, and providing Members with current Prospectuses for the Policies and for the shares of American Variable Insurance Series (the "Series"). AFD will use reasonable efforts to ensure that Members deliver only the currently effective Prospectuses of the Policies and the Series.

   AFD and LNL will cooperate in the development of advertising and sales literature to be used by Members and by AFD itself.

   LNL will deliver to LNC Equity Sales Corporation ("LNESCO") and to any other broker-dealers listed in the Broker Schedule, and will use reasonable efforts to ensure that LNESCO and any of those broker-dealers use, only sales literature and advertising material which conform to the requirements of federal and state laws and regulations and which have been authorized by both LNL and AFD.

   AFD will deliver to Members, and use reasonable efforts to ensure that Members use, only sales literature and advertising material which conform to the requirements of federal and state laws and regulations and which have been authorized by both LNL and AFD.

   Until such time as AFD has begun forming a selling group to distribute the Policies, LNL will be responsible for filing sales literature used by LNESCO and any other broker-dealer listed in the attached Broker Schedule and advertising material, where necessary, with appropriate securities regulatory authorities, including the NASD. Once AFD has begun forming a selling group, AFD will perform these functions.

   Neither LNL nor AFD will distribute any Prospectus, sales literature, advertising material or any other printed matter or material relating t the Policies or the Series, if, to its knowledge, any of the foregoing misstates the duties, obligations or liabilities of LNL or AFD.

   4.     AFD shall not be responsible for

   (i)    taking or transmitting applications for the Policies;

   (ii) examining or inspecting risks or approving, issuing or delivering Policies;

   (iii)  receiving, collecting or transmitting insurance premiums;

   (iv)   assisting in the completion of applications for Policies;

   (v) paying sales commissions to licensed broker-dealers and insurance agents; and

   (vi)   otherwise offering and selling Policies directly to the public.


   5. AFD will bear all its expenses of providing services under this Agreement, including the cost of preparing, printing and mailing advertising and sales literature used by Members (other than LNL and LNESCO), and the cost of printing and mailing Policy and Series Prospectuses which are used by Members (other than LNESCO) for sales purposes, except that AFD shall not bear the expenses of registering and qualifying the Policies for sale under federal and state laws, nor expenses of preparing, printing and mailing Policy Prospectuses, proxies and shareholder reports for purposes other than sales of new Policies by Members besides LNESCO. It is understood that LNL will not be required to bear the cost of preparing, printing and mailing Series Prospectuses (except for the printing and mailing duties provided in paragraph 13), or of registering Series shares. AFD will reimburse LNL for all state insurance licensing fees and associated renewal fees incurred to enable representatives of Members to sell the Policies.

   6. AFD will furnish to LNL such information with respect to the Series in such form and signed by such of its officers as LNL may reasonably request, and will warrant that the statements therein when so signed are true and correct. AFD will advise LNL immediately of:

   (a) any request by the Commission (i) for amendment of the registration statement relating to the Policies or the Series or (ii) for additional information;

   (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Policies or the Series or the initiation of any proceedings for that purpose;

   (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Policies or the Series of which it becomes aware; or

   (d) the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Policies or the fund or which requires the making of a change therein in order to make any statement made therein not misleading.

   7. AFD will use reasonable efforts to have the Series register for sale under the 1933 Act and, if required, under any applicable state laws, from time to time as necessary, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for Separate Account J.

DUTIES OF LNL

   8. LNL or its agent will receive and process applications and premium payments in accordance with the terms of the Policies and the current Prospectuses. All applications for Policies are subject to acceptance or rejection by LNL in its sole discretion. LNL will inform AFD of any such rejection.

   9. LNL will be responsible for filing with appropriate insurance regulatory authorities, all materials required to permit the sale and maintenance of the Policies, including the Policy Prospectus, Policies, forms, sales literature and advertising material, where necessary.

   10. LNL will furnish to AFD such information with respect to Separate Account J and the Policies in such form and signed by such of its officers as AFD may reasonably request, and will warrant that the statements therein contained, when so signed, are true and correct. LNL will advise AFD immediately of:


   (a) any request by the Commission or by any state insurance regulatory authority (i) for amendment of the registration statement relating to the Policies or the Series or (ii) for additional information;

   (b) the issuance by the Commission or by any state insurance regulatory authority of any stop order suspending the effectiveness of the registration statement of the Policies or the Series or the initiation of any proceedings for that purpose;

   (c) the institution of any proceeding, investigation, hearing or other action involving the offer or sale of the Policies or of shares of the Series, of which it becomes aware;

   (d) the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Policies or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

   11. LNL will use reasonable efforts to register for sale, from time to time as necessary, additional dollar amounts of the Policies under the 1933 Act and, should it ever be required, under state securities laws; and to file for approval under state insurance laws, when necessary; and will maintain registration of Separate Account J under the 1940 Act.

   12. LNL will pay on behalf of and as agent for AFD to Members of AFD's selling group such commissions as are from time to time set forth in the selling group agreements furnished to LNL by AFD. Such selling group agreements shall provide for the return of sales commissions by the Members to LNL if the Policies are tendered for redemption to LNL in accordance wit the "right to examine policy" provisions in the Policy. AFD shall also return to LNL any remuneration paid to AFD for policies so tendered.

   13. (a) LNL will bear its expenses of providing services under this Agreement, including:

          1. the cost of preparing, printing and mailing advertising and sales literature used by LNL, LNESCO or any other broker-dealer listed in the Broker Schedule;

          2.   the cost of preparing the Prospectus for the Policies;

          3. the cost of printing and mailing the Prospectuses for the Policies and the Series to Policy owners;

          4. the cost of printing and mailing Policy and Series Prospectuses which are used for sales purposes by LNL, LNESCO or any other broker-dealer listed in the Broker Schedule;

          5. expenses and fees of registering or qualifying the Policies and Separate Account J under federal or state laws; and

          6. any expenses incurred by its employees in assisting AFD in performing its duties hereunder.

   (b) Until AFD forms a selling group under this agreement, decisions regarding selection of a financial printer for the printing of Policy prospectuses shall be in the sole discretion of LNL. Thereafter, those decisions shall be in the sole discretion of AFD.

   (c) LNL will pay to AFD such remuneration as may be contained in the particular Schedule of Commissions to Dealers and Remuneration to AFD ("Commission/Remuneration Schedule") which has been adopted and appended to this Agreement and which is in force when the remuneration or reimbursement is earned. That Schedule may be amended from time to time in the manner set forth in Paragraph 26.

WARRANTIES

   14.    LNL represents and warrants to AFD that:

   (i) a registration statement under the 1933 Act (File No. 33-76434) and under the 1940 Act (File No. 811-8410) with respect tot he Policies and Separate Account J has been filed with the Commission (a copy of which has been delivered to AFD), and copies of any and all amendments thereto will be forwarded to AFD at the time that they are filed with the Commission;

   (ii) the registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to LNL by AFD expressly for use therein;

   (iii) LNL is validly existing as a stock life insurance company under the laws of the State of Indiana, with power (corporate or other) to own its properties and conduct its business, as described in the Prospectus for the policies, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

   (iv) the Policies to be issued through Separate Account J have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Prospectuses and in the Policies, will be duly and validly issued, and will conform to the description of the Policies contained in the Prospectuses relating thereto;

   (v) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which LNL is a party or by which LNL is bound, LNL's Charter as a stock life insurance company or By-Laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LNL or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by LNL of the transactions contemplated by this Agreement; and

   (vi) there are no material legal or governmental proceedings pending to which LNL or Separate Account J is a party or of which any property of LNL or Separate Account J is subject, other than as set forth in the Prospectus relating to the Policies, and other than litigation incidental to the kind of business conducted by LNL which, if determined adversely to LNL, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of LNL;

   (vii) any information furnished in writing by LNL to AFD for use in the registration statement of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder;

   (viii) LNL will comply with all applicable requirements of state insurance laws and regulations; and

   (ix) LNL will not pay commissions to persons who, to the best of LNL's knowledge, are not appropriately licenses in a manner as to comply with applicable state insurance laws and regulations.

   15.    AFD represents and warrants to LNL that:

   (i) a registration statement under the 1933 Act (File No. 2-86838), and under the 1940 Act (File No. 811-3857) with respect to the Series has been filed with the Commission in the form previously delivered to LNL, the copies of any and all amendments thereto will be forwarded to LNL at the time that they are filed with the Commission;

   (ii) the registration statement for the Series and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to AFD by LNL expressly for use therein;

   (iii) it is validly existing as a corporation in good standing under the laws of California and it is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and is a member in good standing of the NASD, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, to the extent such qualification is required;

   (iv) the shares to be issued by the Series have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Series Prospectus, will be duly and validly issued and will conform to the description of such shares contained in that Prospectus;

   (v) the performance of its duties under this Agreement by AFD will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, and indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AFD is a party or by which AFD is bound, the Articles of Incorporation or By-Laws of AFD, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or its property;

   (vi) there are no material legal or governmental proceedings pending to which AFD or the Series is a party or of which any property of AFD or the Series is the subject which are required to be described in the registration statement of the Series and/or the Policies;

   (vii) it will use reasonable efforts to ensure that no offering, sale or other disposition of the Policies will be made until it has been notified by LNL that the subject registration statements have been declared effective and the Policies have been released for sale by LNL, and that such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Policies by LNL;

   (viii) any information furnished in writing by AFD to LNL for use in the registration statement for the Policies will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder; and

   (ix) it will comply with the requirements of state broker-dealer regulations and the 1934 Act as each applies to AFD and shall conduct its affairs in accordance with the rules of Fair Practice of the NASD.

MISCELLANEOUS

   16. AFD makes no representation or warranty regarding the number of Policies to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. AFD does, however, represent that once the parties agree to begin forming the selling group it will actively engage in its duty to market the Policies under this Agreement on a continuous basis while the Agreement is in effect and there is an effective registration of the Policies and the Series with the Commission. This duty to actively market the Policies will commence when the parties agree in writing upon the terms of Part A of the Commission/Remuneration Schedule. (See paragraph 13.)

   17. The parties shall coordinate with each other in the filing with the Commission of amendments to the registration statements for the Policies and for the Series, respectively.

   18. (a) AFD may act as principal underwriter, co-underwriter, sponsor, distributor or dealer for issuers other than LNL or its affiliates in connection with mutual funds or insurance products; except that AFD shall not, while this Agreement is in effect, act as principal underwriter, co-underwriter, sponsor, distributor or dealer with respect to insurance policies which are issued by insurance companies other than LNL or its affiliates that are similar to the Policies. (However, nothing in the previous sentence shall diminish any restriction upon AFD's activities imposed under any agreement between AFD and LNL relating to variable annuity contracts.)

          (b)  While this Agreement is in effect, LNL will not:

   (i) issue through broker-dealers (except itself, LNESCO and any other broker-dealers listed in the Broker Schedule) any insurance policy similar to the Policies unless agreed upon in writing by AFD and LNL.

   (ii) enter into an agreement with any other organization for the purpose of distributing the Policies, unless agreed to in writing by AFD and LNL.

   (iii) pay commissions or remuneration to AFD for Policies sold by broker-dealers listed in that schedule.

          (c) It is understood that shares of the Series may be sold to fund insurance policies of issuers other than LNL or its affiliates or other shareholders, as long as that activity is in accordance with Internal Revenue Code Section 817 (h) and the regulations thereunder.

   19. Nothing in this Agreement shall obligate LNL to appoint any Member or registered representative of a Member its agent for purposes of the distribution of the Policies. Nothing in this Agreement shall be construed as requiring AFD to effect sales of the Policies directly to the public or to act as an insurance agent or insurance broker on behalf of LNL for purposes of state insurance laws.

   20. AFD agrees to indemnify LNL (or any affiliate, control person, shareholder, director, officer or employee of LNL) for any liability incurred (including reasonable costs relating to defense of any action) arising out of any act or omission of AFD (or those of its affiliates) relating to

   (i)    rendering services under this Agreement or;

   (ii) the purchase, retention or surrender of a Policy by any person or entity;

provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of LNL or from the reckless disregard by LNL of the duties and obligations arising under this Agreement.

   21. LNL agrees to indemnify AFD (or any affiliate, control person, shareholder, director, officer or employee of AFD) for any liability incurred (including reasonable costs after execution, AFD will provide an executed copy of each selling group agreement to LNL. Any such selling group agreement will expressly be made subject to this Agreement and will provide:

   (i) that each Member will distribute the Policies only in those jurisdictions in which the Policies are registered or qualified for sale and only through duly licensed registered representatives of the Members who are properly insurance licensed with LNL to sell the Policies in the applicable jurisdiction(s);

   (ii) that all applications and initial and subsequent payments under the Policies collected by the Member will be remitted promptly by the Member to LNL at such address as it may from time to time designate;

   (iii) that each Member will comply with all applicable federal and state laws, rules and regulations.

   3. AFD will use reasonable efforts to provide information and marketing assistance to the Members, including preparing and providing Members with advertising materials and sales literature, and providing Members with current Prospectuses for the Policies and for the shares of American Variable Insurance Series (the "Series"). AFD will use reasonable efforts to ensure that Members deliver only the currently effective Prospectuses of the Policies and the Series.

   AFD and LNL will cooperate in the development of advertising and sales literature to be used by Members and by AFD itself.

   LNL will deliver to LNC Equity Sales Corporation ("LNESCO") and to any other broker-dealers listed in the Broker Schedule, and will use reasonable efforts to ensure that LNESCO and any of those broker-dealers use, only sales literature and advertising material which conform to the requirements of federal and state laws and regulations and which have been authorized by both LNL and AFD.

   AFD will deliver to Members, and use reasonable efforts to ensure that Members use, only sales literature and advertising material which conform to the requirements of federal and state laws and regulations and which have been authorized by both LNL and AFD.

   Until such time as AFD has begun forming a selling group to distribute the Policies, LNL will be responsible for filing sales literature used by LNESCO and other broker-dealer listed in the attached Broker Schedule and advertising material, where necessary, with appropriate securities regulatory authorities, including the NASD. Once AFD has begun forming a selling group, AFD will perform these functions.

   Neither LNL nor AFD will distribute and Prospectus, sales literature, advertising material or any other printed matter or material relating to the Policies or the Series, if, to its knowledge, any of the foregoing misstates the duties, relating to defense of any action) arising out of any act or omission of LNL (or those of its affiliates) relating to

   (i)    rendering services under this Agreement or;

   (ii) the purchase, retention or surrender of a Policy by any person or entity;

provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of AFD or from the reckless disregard by AFD of the duties and obligations arising under this Agreement.

   22. This Agreement will terminate automatically upon its assignment, as that term is defined in the 1940 Act. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate, without the payment of any penalty by either party:

          (a) at the option of LNL upon six months' advance written notice to AFD; or,

          (b) at the option of AFD upon six months' advance written notice to LNL; or,

          (c) at the option of LNL upon institution of formal proceedings against AFD by the NASD or by the Commission; or,

          (d) at the option of AFD upon institution of formal proceedings against LNL by the Commission or by the Department of Insurance of any state; or,

          (e)  as otherwise provided in the 1940 Act.

   23. Each notice required by this Agreement shall be given in writing and delivered by certified mail-return receipt requested.

   24. This Agreement shall be controlled by the laws of the State of Indiana and construed so as to interpret the Policies as insurance products written within the business operation of LNL.

   25. This Agreement, including the Broker Schedule and the Commission/Remuneration Schedule, constitutes the entire agreement among the parties pertaining to the marketing and distribution of the Policies, and supersedes any and all prior agreements between the parties with respect to the subject matter of this Agreement. This Agreement shall not affect the operation of any previous agreements entered into between LNL and AFD unrelated to the subject matter of this Agreement.

   26. (a) Amending the Agreement. This Agreement and any Schedule may be amended from time to time only by agreement in writing of the parties.

          (b) Amending the Schedules. For purposes of simplifying and expediting amendments to the Broker Schedule and to the Commission/Remuneration Schedule, the parties shall observe the rule that a Schedule shall be deemed amended as of the date on which the parties have executed and signed a new Schedule which explains the extent to which it supersedes any prior Schedule and which bears the date as of which it shall take effect. One exception to this rule is that with respect to any Commission/Remuneration Schedule, AFD in its sole discretion may alter, upon written notice to LNL, the ratio of commissions paid to dealers and remuneration paid to AFD. AFD agrees to reimburse LNL for any remuneration previously received to the extent necessary to pay additional commissions to dealers due to a retroactive change of this ratio.

   27. No waiver of any provision nor consent to any exceptions to the terms of this Agreement shall be effective unless that waiver or consent is executed in writing by the parties and then only for the the specific purpose, extent and instance so provided.

   28. This Agreement shall inure to the benefit of and be binding upon LNL and AFD, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns, any legal or equitable right, remedy or claim in respect of this agreement or any provision herein contained.

   29. This Agreement and any amendment to it, including any amended Schedule, may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement. Neither this Agreement nor any amendment shall become effective until all counterparts have been fully executed and delivered.

   IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and attested.

   Lincoln National Life
   Insurance Company on behalf
   of itself and of Lincoln
   National Flexible Premium
   Variable Life Account

Attest:

                                             By:________________________________

                                             Its:_______________________________



                                             American Funds Distributors, Inc.


Attest:

                                             By:________________________________

                                             Its:_______________________________

PCDocs No. 55905

                             SCHEDULE OF COMMISSIONS TO
                               DEALERS AND REMUNERATION
                                        TO AFD
                         ("Commission/Remuneration Schedule")



Effective Date:          April 30, 1995
                         ------------------------------------------------------


ALL SALES
Lincoln National will make direct payment of commissions to dealers and remuneration to AFD with respect to all sales of the Policies according to the schedule set forth below. Where state law prohibits direct payment to AFD, payment will be made in accordance with the applicable state law.


PART A:                  COMMISSIONS TO DEALERS        REMUNERATION TO AFD
-------

All premiums eligible    To be agreed upon             To be agreed upon
for Commissions From
Policies Sold By Member
Dealers

PART B:                  COMMISSIONS TO LINCOLN        REMUNERATION TO AFD
-------                  NATIONAL

All Premiums Eligible    (As determined by             0.10%
for Commissions From     Lincoln National)
Policies Sold by LNL
and LNESCO Agents and
Brokers

                         SCHEDULE OF EXCLUDED BROKER-DEALERS
                                 ("Broker Schedule")


     1.   The Lincoln National Life Insurance Company (LNL)

     2.   LNC Equity Sales Corporation (LNESCO)